Exhibit 99.1

April 20, 2006

Sally O. Thiel, Director	Jo Ann Lehtihet
Investor Relations	Media Relations
C-COR	C-COR
(814) 231-4402, email: sthiel@c-cor.com	(814) 231-4438, email: jlehtihet@c-cor.com

C-COR REPORTS FINANCIAL RESULTS FOR THIRD QUARTER

OF FISCAL YEAR 2006

State College, PA (April 20, 2006) – C-COR Incorporated (Nasdaq:CCBL), a global provider of interoperable network solutions that simplify the transition to on demand networks, today reported its financial results for the third quarter of fiscal year 2006, ended March 24, 2006. Net sales for the third quarter were $60.4 million compared to $48.2 million for the same period last year. Bookings in the third quarter of fiscal year 2006 were $68.3 million for a book-to-bill ratio of 1.13.

The net loss for the third quarter of fiscal year 2006 was $7.9 million, compared to a net loss of $17.3 million for the same period last year. The loss per share for the third quarter of fiscal year 2006 was $.17 compared to a loss per share of $.37 for the same period last year. C-COR’s results for the third quarter of fiscal year 2006 included $3.3 million of restructuring charges, a net gain of $2 million on the sale of a product line, $1.8 million of asset impairment charges, $912,000 of amortization related to intangible assets, $618,000 of inventory charges, and $488,000 of stock compensation expense. These items, which equate to $.11 on a per share basis, are included in results reported under generally accepted accounting principles (GAAP), but are typically excluded from the analyst estimates comprising the First Call consensus number. C-COR is breaking out these numbers to improve comparability of the reported GAAP results and the non-GAAP First Call number.

C-COR anticipates that net sales for the fourth quarter of fiscal year 2006, ending June 30, 2006, will be between $67 and $71 million with earnings per diluted share of between $.06 and $.10. These projections include expected proceeds of approximately $11.4 million related to the release of funds from escrow on the previous sale of certain bankruptcy trade claims, approximately $3.5 million of restructuring charges pertaining to the organizational changes previously announced on January 3, 2006, $1.1 million of stock compensation expense, and $884,000 related to amortization of intangible assets. These items, which are projected to equate to $.11 per diluted share, are typically excluded from the First Call analysts’ projections. C-COR is breaking out these numbers to improve comparability of the projected GAAP results and the non-GAAP First Call number.

C-COR’s management will discuss C-COR’s financial results on a conference call at 9:45 AM (ET) on Thursday, April 20, 2006. For information on how to access the conference call, refer to C-COR’s news release dated April 13, 2006 (posted on the C-COR web site at www.c-cor.com), or contact Investor Relations at 814-231-4402 or 814-231-4438.

About C-COR

C-COR offers world-class, market-focused business solutions for cable operators, telephone companies, broadcasters, and other private and public sector entities that put subscribers in personal control of their entertainment, information, and communication needs. C-COR simplifies the transition to Internet Protocol (IP) demand-oriented networks by delivering interoperable, modular products in sync with IP network upgrade cycles. These solutions bring together software applications, broadband access technology, and a nationwide corps of expert field engineers to enable the delivery of business services; digital program/ad insertion; management and delivery of VOD, VoIP, and HSD; network capacity expansion; centralized office automation for workforce management, network assurance, and subscriber fulfillment; and a variety of outsourced field services that help keep networks operating at peak performance. C-COR’s common stock is listed on the Nasdaq National Market (Symbol: CCBL) and is a component of the Russell 2000 Stock Index. For additional information regarding C-COR, visit www.c-cor.com.

C-COR Incorporated

Condensed Consolidated Statements of Operations

(unaudited, in thousands except per share amounts)

	Thirteen Weeks Ended
	March 24, 2006	March 25, 2005
Net sales	$60,382	$48,157

Cost of sales (1)	40,018	32,246
Excess and obsolete inventory charge	618	0

Total cost of sales	40,636	32,246

Gross margin	19,746	15,911

Operating expenses (1)
Selling and administrative	14,869	17,137
Research and product development	8,887	10,666
Amortization of intangibles	912	1,684
Acquired in-process technology charge	0	4,000
Impairment charges	1,792	0
Gain on sale of product line	(1,970)	0
Restructuring costs	3,287	57

Total operating expenses	27,777	33,544

Loss from operations	(8,031)	(17,633)

Interest expense	(341)	(309)
Investment income	458	242
Foreign exchange gain	465	132
Other income (expense), net	177	(183)

Loss before income taxes	(7,272)	(17,751)

Income tax expense (benefit)	676	(402)

Net loss	$(7,948)	$(17,349)

Net loss per share:
Basic	$(0.17)	$(0.37)
Diluted	$(0.17)	$(0.37)

Weighted average common shares and common share equivalents
Basic	47,896	47,402
Diluted	47,896	47,402
(1) Stock-based compensation is included as follows:

Cost of sales	$86	$0
Selling and administrative	362	0
Research and product development	40	185

Total stock-based compensation	$488	$185

C-COR Incorporated

Condensed Consolidated Statements of Operations

(unaudited, in thousands except per share amounts)

	Thirty-Nine Weeks Ended
	March 24, 2006	March 25, 2005
Net sales	$190,544	$168,743

Cost of sales (1)	125,905	108,257
Excess and obsolete inventory charge	8,354	0

Total cost of sales	134,259	108,257

Gross margin	56,285	60,486

Operating expenses (1)
Selling and administrative	50,212	43,287
Research and product development	29,459	26,596
Amortization of intangibles	3,706	4,030
Acquired in-process technology charge	0	5,850
Impairment charges	7,122	0
Gain on sale of product line	(1,970)	0
Restructuring costs	5,037	676

Total operating expenses	93,566	80,439

Loss from operations	(37,281)	(19,953)

Interest expense	(990)	(353)
Investment income	1,081	1,029
Foreign exchange gain	218	140
Other income, net	479	95

Loss before income taxes	(36,493)	(19,042)

Income tax expense	1,994	908

Net loss	$(38,487)	$(19,950)

Net loss per share:
Basic	$(0.80)	$(0.45)
Diluted	$(0.80)	$(0.45)

Weighted average common shares and common share equivalents
Basic	47,856	44,521
Diluted	47,856	44,521
(1) Stock-based compensation is included as follows:

Cost of sales	$290	$0
Selling and administrative	2,147	0
Research and product development	408	265

Total stock-based compensation	$2,845	$265

C-COR Incorporated

Consolidated Balance Sheets

(in thousands of dollars)

	March 24, 2006	June 24, 2005
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$31,414	$43,320
Restricted cash	3,547	3,690
Marketable securities	6,682	9,327
Accounts receivable, net	49,325	52,148
Unbilled receivables	3,883	1,592
Inventories	23,272	41,628
Deferred costs	4,558	6,826
Other current assets	6,081	5,563

Total current assets	128,762	164,094

Property, plant and equipment, net	20,672	21,533
Goodwill	131,099	131,963
Other intangible assets, net	6,019	14,714
Deferred taxes	928	1,449
Other long-term assets	4,692	4,002

Total	$292,172	$337,755

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$22,427	$36,332
Accrued liabilities	24,040	25,299
Deferred revenue	20,357	14,887
Deferred taxes	2,060	1,339
Current portion of long-term debt	203	162

Total current liabilities	69,087	78,019

Long-term debt, less current portion	35,688	35,617
Deferred revenue	813	3,111
Deferred taxes	1,004	478
Other long-term liabilities	4,104	3,491
Shareholders’ equity	181,476	217,039

Total	$292,172	$337,755

Some of the information presented in this announcement constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s judgment regarding future events, and are based on currently available information. Although the Company believes it has a reasonable basis for these forward-looking statements, the Company cannot guarantee their accuracy and actual results may differ materially from those the Company anticipated due to a number of known and unknown uncertainties. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the communications industry, changes in regard to significant customers, the demand for network integrity, the trend toward more fiber in the network, the Company’s ability to develop new and enhanced products, the Company’s ability to provide complete network solutions, continued industry consolidation, the development of competing technology, the global demand for the Company’s products and services, the Company’s ability to implement its restructuring and cost reduction measures, and the Company’s ability to complete and integrate acquisitions and achieve its strategic objectives. For additional information concerning these and other important factors that may cause the Company’s actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.